FIFTH AMENDMENT TO FINANCING AGREEMENT

         This FIFTH AMENDMENT TO FINANCING AGREEMENT (this "Amendment"), dated as of March 23, 2000, is entered into by and among SHARPER IMAGE CORPORATION, a Delaware corporation (the "Borrower") and THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CITBC"), and amends that certain Financing Agreement dated September 21, 1994 (as the same is in effect immediately prior to the effectiveness of this Amendment, the "Existing Financing Agreement" and as the same may be amended, supplemented or modified and in effect from time to time, the "Financing Agreement"), by and between the Borrower and CITBC. Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings in this Amendment as set forth in the Financing Agreement.


                                     RECITAL

         The Borrower has requested that CITBC amend various provisions of the Existing Financing Agreement, and CITBC is willing to agree to so amend the Existing Financing Agreement on the terms and subject to the conditions set forth below.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Section 1. Amendments. On the terms of this Amendment and subject to the satisfaction of the conditions precedent set forth below in Section 2.

                  (a) The definition of "Availability" set forth in Section 1 of the Financing Agreement is hereby amended by inserting the phrase "and Eligible Ordered Inventory" immediately after the reference therein to "Eligible Inventory".

                  (b) The definition of "Collateral Management Fee" set forth in
Section 1 of the Financing Agreement is hereby amended by deleting the reference therein to "$35,000.00" and substituting "$20,000.00" in lieu thereof.

                  (c) The  definition of "Early  Termination  Date" set forth in
Section 1 of the Financing Agreement is hereby amended to read in its entirety as follows:

         "Early Termination Date shall mean the date on which the Company terminates this Financing Agreement or the Line of Credit, which date is prior to the eighth Anniversary Date."

                  (d) The  definition of "Early  Termination  Fee', set forth in
Section 1 of the Financing Agreement is hereby amended to read in its entirety as follows:

         "Early Termination Fee shall (a) mean the fee CITBC is entitled to charge the Company in the event the Company terminates the Line of Credit or this Financing Agreement on a date prior to the eighth Anniversary Date (except as otherwise provided in Section 10 of this Financing Agreement) and (b) be determined by calculating the sum of (i) the average daily balance of the Revolving Loans for the period from the date of this Financing Agreement to the Early Termination Date, (ii) the average daily undrawn face amount of the Letters of Credit outstanding from the date of this Financing Agreement to the Early Termination Date and (iii) the average daily balance of CAPEX Term Loans for the period from the effective date of the CAPEX Term Loan Line of Credit to the Early Termination Date and multiplying that sum by (x) one percent (1%) per annum if the Early Termination Date occurs prior to the sixth Anniversary Date, (y) three-quarters of one percent (0.75%) per annum if the Early Termination Date occurs on or after the sixth Anniversary Date but prior to the seventh Anniversary Date; and (z) one-half of one percent (0.50%) per annum if the Early Termination Date occurs on or after the seventh Anniversary Date but prior to the eighth Anniversary Date, in each case for the number of days from the Early Termination Date to the eighth Anniversary Date."

                  (e) The definition of "Line of Credit" set forth in Section 1 of the Financing Agreement is hereby amended by inserting the following clauses immediately after clause (e) thereof:

                           "(f) October 1 - December 31, 2003    $33,000,000.00
                           (g)  October 1 - December 31, 2004    $33,000,000.00"

                  (f) The following definitions are hereby added to Section 1 of the Financing Agreement:

         "Eligible  Ordered  Inventory  shall  mean  the  gross  amount  of  the
Company's Ordered Inventory less any reserves required by CITBC in its reasonable judgment and without duplication. The amount of such reserves shall be determined solely by CITBC in its reasonable business judgment using standards consistently applied by CITBC. Such standards shall take into consideration amounts representing, historically, the Company's reserves, discounts, returns, claims, credits and allowances."

         "Ordered Inventory shall mean all finished goods which have been ordered but not yet received by the Company and as to which a documentary Letter of Credit supporting the Company's purchase of such finished goods is outstanding."

                  (g) Section 3, Paragraph 1 of the Financing Agreement is hereby amended to read in its entirety as follows:

         "CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "Overadvances", to make loans and advances to the Company on a revolving basis, and subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans. Such loan and advances shall be in an aggregate amount not exceeding the sum of:

                  (a) (i) (i) for the period from January I to and including September 30 of each year, the lower of (A) eighty percent (80%) of the aggregate appraised orderly liquidation value of all Eligible Inventory and Eligible Ordered Inventory which

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


constitutes Proprietary Products Inventory and (B) fifty-five percent (55%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventor), which constitutes Proprietary Products Inventory;

                           (ii) for the period from  October 1 to and  including
October 31 of each year, the lower of (A) eighty percent (80%) of the aggregate appraised orderly liquidation value of all Eligible Inventory and Eligible Ordered Inventory which constitutes Proprietary Products Inventory and (B) sixty percent (60%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventory which constitutes Proprietary Products Inventory; and

                           (iii) for the period from November 1 to and including
December 31 of each year, the lower of (A) eighty percent (80%) of the aggregate appraised orderly liquidation value of all Eligible Inventory and Eligible Ordered Inventory which constitutes Proprietary Products Inventory and (B) sixty-five percent (65%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventory which constitutes Proprietary Products Inventory;

plus

                  (b) (i) for the period from January 1 to and including September 30 of each year, the lower of (A) ninety percent (90%) of the aggregate appraised orderly liquidation value of all Eligible Inventory and Eligible Ordered Inventory, other than Proprietary Products Inventory and (B) fifty-five percent (55%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventory other than Proprietary Products Inventory,

                           (ii) for the period from  October 1 to and  including
October 31 of each year, the lower of (A) ninety percent (90%) of the aggregate appraised orderly liquidation value of all Eligible Inventory and Eligible Ordered Inventory, other than Proprietary Products Inventory and (13) sixty percent (60%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventory other than Proprietary Products Inventory; and

                           (iii) for the period from November 1 to and including
December 31 of each year, the lower of (A) ninety percent (90%) of the aggregate appraised orderly liquidation value of all Eligible Inventory and Eligible Ordered Inventory, other than Proprietary Products Inventory and (B) sixty-five percent (65%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventory other than Proprietary Products Inventory;

provided, that in no event shall (x) the aggregate amount of Proprietary Products Inventory computed pursuant to clause (a) above exceed fifty percent (50%) of the aggregate cost of all Eligible Inventory and Eligible Ordered Inventory and (y) the aggregate amount of Eligible Ordered Inventory computed pursuant to clauses (a) and (b) above exceed $6,500,000."

                  (h) Clause (i) of the first sentence of Section 4, Paragraph 1 of the Financing Agreement is hereby amended by increasing the limit on documentary Letters of Credit from "$5,000,000" to $15,000,000".

                  (i) Section 6, Paragraph 8, Subparagraph (c) of the Financing Agreement is hereby increased by increasing the minimum Net Worth amount from "$27,000,000" (or $24,000,000 for fiscal quarters ending in October) to "$45,000,000".

                  (j) Section 6, Paragraph 12 of the Financing Agreement is hereby amended to read in its entirety as follows:

                           "Without  the prior  written  consent  of CITBC,  the
Company will not contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital
Expenditures (whether subject to a security interest or otherwise) during any fiscal year in the aggregate amount in excess of $12,500,000; provided, that such amount shall be increased by $9,000,000 solely for the fiscal year ending January 3 1, 2001 so long as (i) the increased amount is used by the Company solely to finance (a) an upgrade of its Internet web site and (b) the addition of a distribution center, or the expansion of its current distribution center, in Little Rock Arkansas and (ii) both before and after giving effect to the making of each such proposed capital expenditure, no Default or Event of Default exists. Notwithstanding the foregoing, if the Company, in any fiscal year, spends less than the permitted Capital Expenditures for such year, then fifty percent (50%) of such unused amount shall be added to the amount permitted solely for the next succeeding fiscal year; provided, that any unused portion of the $9,000,000 amount set forth in the proviso of the previous sentence may be carried forward solely to the fiscal year ending January 31, 2002."

                  (k) The  following  sentences  shall be inserted at the end of
Section 6, Paragraph 15 of the Financing Agreement:

                           "If at any time the average Availability is less than
$7,500,000 for more than two consecutive weeks, then CITBC may order an appraisal of the Inventory, which appraisal shall be performed by an appraiser satisfactory to CITBC in its sole discretion and shall be at the sole expense of the Company. Without limiting the foregoing, CITBC may order an appraisal of the Inventory once every three fiscal years, which appraisal shall be performed by an appraiser satisfactory to CITBC in its sole discretion and shall be at the sole expense of the Company."

                  (l) Section 7, Paragraph I (d)(i) of the Existing Financing Agreement is hereby amended to read in its entirety as follows:

                      "i) The spread over the Chase Manhattan Bank Rate and the Libor may be reduced or increased in accordance with the grid set forth below from the rate set forth in subparagraphs (a) and (b) above, as applicable (as such rate may be adjusted from, time to time hereunder) based on the EBITDA of the Company for any period of four consecutive fiscal quarters:

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


                                 REVOLVING LOANS
--------------------------------------------------------------------------------
EBITDA for the then most
recently ended four                      Chase Manhattan Bank
consecutive quarters                     Rate Margin                Libor Margin
--------------------                     -----------                ------------

Less than $7,000,000                     0.50%                      2.25%

Greater than or equal to $7,000,000      0.25%                      2.00%
but less than $10,000,000

Greater than or equal to $10,000,000     0.00%                      1.75%
but less than $15,000,000

Greater than or equal to $15,000,000     0.00".                     1.50%
--------------------------------------------------------------------------------


                                   CAPEX LOANS
--------------------------------------------------------------------------------
EBITDA for the then most
recently ended four                      Chase Manhattan Bank
consecutive quarters                     Rate Margin                Libor Margin
--------------------                     -----------                ------------
Less than $5,000,000                     1.00%                      3.00%

Greater than or equal to $5,000,000      0.75%                      2.75%
but less than $6,500,000

Greater than or equal to $6,500,000      0.50%                      2.50%
--------------------------------------------------------------------------------

                  (m) Clause (ii) of Section 7, Paragraph 2 of the Financing Agreement is hereby amended by decreasing the Letter of Credit Guaranty Fee for documentary Letters of Credit from "one and one-half percent per annum" to "one and one-quarter of one percent (1.25%) per annum".

                  (n) The first sentence of Section 10 of the Financing Agreement is hereby amended by deleting the reference therein to "ninth or any subsequent Anniversary Date" and substituting "tenth or any subsequent Anniversary Date" in lieu thereof.

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


                  (o) The proviso of the fourth sentence of Section 10 of the Financing Agreement is hereby amended by deleting the reference therein to "fifth Anniversary Date" and substituting "eighth Anniversary Date" in lieu thereof.

         Section 2.  Conditions to  Effectiveness.  The  amendments set forth in
Section I of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the "Amendment Effective Date"):

                  (a) On or before the Amendment Effective Date, CITBC shall have received this Amendment, duly executed and delivered by the Borrower.

                  (b) On or before the Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to CITBC and its counsel, and CITBC and such counsel shall have received all such counterpart originals or certified copies of such documents as they may reasonably request.

                  (c) Each of the representations and warranties set forth in this Amendment shall be true and correct as of the Amendment Effective Date.

         Section 3. Representations and Warranties. In order to induce CITBC to enter into this Amendment and to amend the Existing Financing Agreement in the manner provided in this Amendment, the Borrower represents and warrants to CITBC as of the Amendment Effective Date as follows:

                  (a) Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Existing Financing Agreement as amended by this Amendment (hereafter referred to as the "Amended Financing Agreement").

                  (b) Authorization of Agreements. The execution and delivery of this Amendment by the Borrower and the performance of the Amended Financing Agreement by the Borrower have been duly authorized by all necessary action, and this Amendment has been duly executed and delivered by the Borrower.

                  (c) Enforceabilily. The Amended Financing Agreement constitutes the legal valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general. The enforceability of the obligations of the Borrower hereunder is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) No Conflict. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Financing Agreement do not and will not (i) contravene, in any material respect, any provision of any law, regulation, decree, ruling, judgment or order that is applicable to the Borrower or its properties or other assets, (ii) result in a breach of or constitute a default under the charter, bylaws; or other organizational

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


documents of the Borrower, or any material agreement, indenture, lease or instrument binding upon the Borrower or its properties or other assets or (iii) result in the creation or imposition of any liens on its properties other than as permitted under the Financing Agreement.

                  (e) Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment.

                  (f) Representations and Warranties in the Financing Agreement. The Borrower confirms that as of the Amendment Effective Date the representations and warranties contained in Section 6 of the Financing Agreement are (before and after giving effect to this Amendment) true and correct in all material respects (except to the extent any such representation and warranty is expressly stated to have been made as of a specific date, in which case it shall be true and correct as of such specific date) and that no Default or Event of Default has occurred and is continuing.

         Section 4. Miscellaneous.

                  (a)  Reference  to  and  Effect  on  the  Existing   Financing
Agreement.

                           (i) Except as specifically  amended by this Amendment
and the documents executed and delivered in connection herewith, the Existing Financing Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                           (ii) The execution and delivery of this Amendment and
performance of the Amended Financing Agreement shall not, except as expressly provided herein, constitute a. waiver of any Provision of, or operate as a waiver of any right, power or remedy of CITBC under, the Existing Financing Agreement or any agreement or document executed in connection therewith.

                           (iii) Upon the conditions  precedent set forth herein
being satisfied, this Amendment shall be construed as one with the Existing Financing Agreement, and the Existing Financing Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

                  (b) Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses incurred in connection with this Amendment will be paid in accordance with Section 7, Paragraph 4 of the Existing Financing Agreement.

                  (c) Headings. Section and subsection headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                  (d) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument,

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


                  (e) Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.


                               SHARPER IMAGE CORPORATION, a
                               Delaware corporation

                               By: /s/  Jeffrey P. Forgan
                                   ---------------------------------------------
                               Name: Jeffrey P. Forgan
                                     -------------------------------------------
                               Title: Sr. Vice President/Chief Financial Officer
                                      ------------------------------------------

                               By: /s/ Tracy Wan
                                   ---------------------------------------------
                               Name: Tracy Wan
                                     -------------------------------------------
                               Title: President/Chief Operating Officer
                                      ------------------------------------------


                               THE CIT GROUP/BUSINESS CREDIT, INC.,
                               a Delaware corporation

                               By:  /s/  Adrian Avalos
                                    --------------------------------------------
                               Name: Adrian Avalos
                                     -------------------------------------------
                               Title: AVP
                                      ------------------------------------------

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